FIRST ADDENDUM TO

AGNEW LAKE FARM-IN AGREEMENT

LET IT HEREBY BE KNOWN :

That on the 10TH day of October in the year of our Lord Two Thousand and Three (2003) the following parties have agreed to this amendment of the Agnew Lake Farm-In Agreement, dated for reference May 25, 2001:

PACIFIC NORTH WEST CAPITAL CORP., a corporation incorporated under the laws of Alberta ("Pacific")

-and-

PLATINUM GROUP METALS LTD. (formerly known as New Millennium Metals Corporation), a corporation incorporated under the laws of British Columbia ("PTM")

(collectively the "Optionors")

-and-

KAYMIN RESOURCES LIMITED, a corporation incorporated under the laws of Ontario ("Kaymin")

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NOW, THEREFORE, WHEREAS :

1.

AMENDMENT OF FARM-IN AGREEMENT

1.1

The Optionors and Kaymin concluded a farm-in agreement (the "Agreement") for the property known as the Agnew Lake Property (the "Property") located near Sudbury, Ontario on May 25, 2001 whereby Kaymin could earn an undivided 60% interest in the property in exchange for certain payments and commitments, including a cumulative work commitment of not less than C $6,000,000 to be completed on the Property by December 31, 2004.

1.2

According to Article 2.01 of the Agreement Kaymin was required to complete a cumulative work commitment on the Property of not less than C $4,150,000 by December 31, 2003.

1.3

The Optionors and Kaymin have mutually agreed to amend the said Agreement in a certain respect in terms of Article 2. of the Agreement.

1.4

The requirement under the Article 2.01 (d) of the Agreement that Kaymin complete a work commitment for "a cumulative amount of not less than $4,150,000 by December 31, 2003;" is hereby replaced with a new requirement under Article 2.01 (d) of the Agreement that specifies that Kaymin must complete a work commitment for "a cumulative amount of not less than $4,150,000 by December 31, 2004;"

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1.5

The requirement under the Article 2.01 (e) of the Agreement that Kaymin complete a work commitment for "a cumulative amount of not less than $6,000,000 by December 31, 2004;" is hereby replaced with a new requirement under Article 2.01 (e) of the Agreement that specifies that Kaymin must complete a work commitment for "a cumulative amount of not less than $6,000,000 by December 31, 2005;"

1.6

The requirement under the Article 2.02  (3) of the Agreement that "Based on its evaluation of the results of Earn-In Expenditures funded in each of 2001, 2002 and 2003, respectively, Kaymin in its sole discretion, by Withdrawal Notice to the Optionors not later than the following March 31 of 2002, 2003 and 2004 respectively, may elect to withdraw from funding further Earn-In Expenditures under this agreement." is hereby replaced with a new requirement under Article 2.02  (3) that specifies "Based on its evaluation of the results of Earn-In Expenditures funded in each of 2001, 2002, 2003 and 2004, respectively, Kaymin in its sole discretion, by Withdrawal Notice to the Optionors not later than the following March 31 of 2002, 2003, 2004 and 2005 respectively, may elect to withdraw from funding further Earn-In Expenditures under this agreement."

1.7

The requirement under the Article 2.05  (3) of the Agreement that "Proposed Work Plans for each of 2002, 2003 and 2004 shall be prepared by Pacific and presented to Kaymin and Millennium for discussion, review and approval no later than three months before such Work Plan is to commence, but in any

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event not later than January 15 of the particular year." is hereby replaced with a new requirement under Article 2.05  (3) that specifies "Proposed Work Plans for each of 2002, 2003, 2004 and 2005 shall be prepared by Pacific and presented to Kaymin and Millennium for discussion, review and approval no later than three months before such Work Plan is to commence, but in any event not later than January 15 of the particular year."

1.8

The Optionors and Kaymin have agreed to amend the said Agreement in certain further respects as may be required solely for the terms and conditions of the Agreement to remain internally consistent, fair and reasonable given the amendments now affected to Articles 2.01 (d), 2.01 (e), 2.02 (3) and 2.05 (3).

1.9

All other provisions of the said Agreement shall remain unaltered.

1.10

No further amendment or variation of the Farm-in Agreement is valid or binding on a party unless made in writing and executed by all parties.

1.11

This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such facsimile or counterpart so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set out on the first page of this Agreement.

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THUS DONE AND SIGNED at Vancouver, British Columbia on the day, month and year first aforewritten by the noted competent signatories for Pacific North West Capital Corp.:

Date this  ________

 day of January, 2004

Signature:

Name:

Position:

-and-

THUS DONE AND SIGNED at Vancouver, British Columbia on the day, month and year first aforewritten by the noted competent signatories for Platinum Group Metals Ltd.:

Date this  ________

 day of January, 2004

Signature:

Name:

Position:

-and-

THUS DONE AND SIGNED at _______________________________________________________ on the day, month and year first aforewritten by the noted competent signatories for Kaymin Resources Limited:

Date this  ________

 day of January, 2004

Signature:

Name:

Position:

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SECOND AMENDMENT TO

AGNEW LAKE FARM-IN AGREEMENT

LET IT HEREBY BE KNOWN :

That on the 25TH day of November in the year of our Lord Two Thousand and Three (2003) the following parties have agreed to an amendment of the Agnew Lake Option Agreement dated for reference August 15, 2000 and first amended on August 16, 2001:

PACIFIC NORTH WEST CAPITAL CORP., a corporation incorporated under the laws of Alberta ("PFN")

-and-

PLATINUM GROUP METALS LTD. (formerly known as New Millennium Metals Corporation), a corporation incorporated under the laws of British Columbia ("PTM")

NOW, THEREFORE, WHEREAS :

1.

AMENDMENT OF OPTION AGREEMENT

1.1

PFN and PTM concluded an option agreement (the "Agreement") for the property known as the Agnew Lake Property (the "Property") located near Sudbury, Ontario on August 15, 2000, and amended August 16, 2001, whereby PFN could exercise an option to earn an undivided 50% interest in the Property in exchange for certain payments and commitments, including the completion of net aggregate Exploration Expenditures on the Property, after any re-imbursements by third parties, of not less than C $500,000 to be completed on the Property by the fourth anniversary of the Effective Date of the Agreement, that Effective Date being December 20, 2000.  For greater clarity, in order to exercise its option PFN may elect to incur net Exploration Expenditures of $500,000 at its own expense on the Property by December 20, 2004; or

1.2

according to the terms and conditions of the amended Agreement, PFN may satisfy in whole or part its obligation to incur $500,000 in Exploration Expenditures on the Property by December 20, 2004 by making necessary payments of PFN shares to PTM in four tranches of 75,000 shares commencing in October 2001 and then being made annually within 45 days of the approval of each successive year's annual exploration program by Kaymin Resources Limited.  At the time of writing PFN has made three share payments under this amendment each of 75,000 shares to PTM.  The shares paid to PTM in accordance with these tranches will be applied against the aggregate

Exploration Expenditure requirement at the higher of the 10-day average trading price preceding issuance and $0.60 per share.

1.3

PFN and PTM have mutually agreed to amend the said Agreement for a second time in a certain respect in terms of the August 16, 2001 amendment.  The language of  Section 3.7 of the the August 16, 2001 first amendment document will be reworded as follows:

PFN has issued or will issue to PTM the following PFN share payments, which have already received regulatory approval:

1.

75,000 PFN shares on or before October 31, 2001 (Issued)

2.

75,000 PFN shares within 45 days of Kaymin electing to proceed with the 2002 exploration program (Issued)

3.

75,000 PFN shares within 45 days of Kaymin electing to proceed with the 2003 exploration program (Issued)

4.

75,000 PFN shares within 45 days of Kaymin electing to proceed with  a 2004 exploration program

The shares paid would be valued at the 10 day trading average prior to their dates of issue and the number of shares to be issued under 1, 2, 3, and 4 above would be capped at that total number which would have a total value of $500,000, such that not all the shares in 1, 2, 3, and 4 above would necessarily be issued. It is understood that the minimum price that shares will be valued at is $0.60 per share.

5.

If Kaymin elects to fund the project past December 31st, 2005 , within 90 days of PFN receiving notice that Kaymin has elected to continue to fund the project, PFN will issue to PTM that number of PFN shares the value of which would, when totalled together with the value of the previous shares issued under 1, 2, 3, and 4 above to PTM, equal $500,000.

6.

If Kaymin does not proceed to fund exploration past 2005 , PFN would be required, in order to exercise its option, to spend a total of $500,000 on exploration less the calculated value of previously issued PFN shares under 1, 2, 3, and 4 above to PTM, over a period of time to be agreed between PFN and PTM.   Alternatively, PFN will have the right to satisfy the Option by paying the same number of shares as would be required under 5. above.

6.

The above would all be subject to PFN having the right to terminate the Option under section 11.1 of the original Agreement.

8.

PFN acknowledges that under the terms of the Agreement an Option payment of $45,000 is due to be paid by PFN to PTM on December 20, 2003.  PFN is now committed to make that payment to PTM on or before November 30th, 2003 in consideration of PTM agreeing to amend both the Agreement and the Agnew Lake Farm-In Agreement between PFN, PTM and Kaymin Resources Limited.

1.4

All other provisions of the said Agreement, as amended, shall remain unaltered.

1.5

No further amendment or variation of the Agreement is valid or binding on a party unless made in writing and executed by all parties.

1.6

This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such facsimile or counterpart so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set out on the first page of this Agreement.

THUS DONE AND SIGNED at Vancouver, British Columbia on the day, month and year first aforewritten by the noted competent signatories for Pacific North West Capital Corp.:

Date this  ________

 day of January, 2004

Signature:

Name:

Position:

-and-

THUS DONE AND SIGNED at Vancouver, British Columbia on the day, month and year first aforewritten by the noted competent signatories for Platinum Group Metals Ltd.:

Date this  ________

 day of January, 2004

Signature:

Name:

Position:

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